Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Services - Experts" and "Services - Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports:
(1) dated April 30, 2012, with respect to the financial statements of First Symetra Separate Account S and (2) dated April 13, 2012, with respect to the statutory-basis financial statements and schedules of First Symetra National Life Insurance Company of New York included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-183087) of First Symetra Separate Account S and related prospectus of the First Symetra True Variable Annuity filed November 16, 2012, as amended by this Post-Effective Amendment No. 1.


/s/ Ernst & Young LLP

Seattle, Washington
January 30, 2013